EXHIBIT 99.1

Radyne Exploring Strategic Alternatives

Also Announces Range for Fiscal 2007 Revenues and Earnings

PHOENIX, Feb. 4, 2008 (PRIME NEWSWIRE) -- Radyne Corporation (Nasdaq:RADN) announced today it retained Needham & Company as its financial advisor to assist it in exploring strategic alternatives, including a possible sale of the Company. Needham has previously assisted the Company in evaluating inquiries received from time to time from prospective suitors.

Although an evaluation process is underway, including discussions with various interested parties, the Company has not set any time frame for conclusion of the process. There cannot be any assurance that a transaction, whether a sale, recapitalization or other event, will take place. The Company does not anticipate making another announcement in regard to this matter until a definitive transaction has been agreed to, or it has concluded its evaluation efforts.

"The Board and management are united in their efforts to diligently explore strategic alternatives and to maximize shareholder value," said Myron Wagner, Radyne's CEO.

Radyne also announced that the Company expects revenues for recently completed year, 2007 to be between $141 and $144 million with resulting per share earnings between $.55 and $.59 per fully diluted share. Earnings for 2007 were adversely impacted by the severe financial difficulties of one of the Company's customers in Europe. As a result, Radyne has reserved the entire balance of the customer's accounts receivable or $548,000. This reserve has the effect of reducing estimated diluted earnings per share by $.02.

About Radyne Corporation

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company sells under four brands:

 -- Radyne builds satellite modems, converters and switches,

 -- Xicom Technology produces high power amplifiers,

 -- AeroAstro is a leader in microsatellite systems, components, and advanced communications technologies,

 -- Tiernan supplies HDTV and SDTV encoding and transmission equipment.

Radyne is headquartered in Phoenix, Arizona, with additional offices in Santa Clara and San Diego, California, Ashburn, Virginia and Littleton, Colorado. In addition, the Company has sales offices in Singapore, Beijing, Jakarta and the United Kingdom. For more information, visit our web site at www.radn.com.

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. Specific forward-looking statements contained in this press release include factors that could affect Radyne Corporation's results and cause them to materially differ from those contained in the forward-looking statements contained herein including, without limitation: 1.) expected annual revenues; 2.) expected 4th quarter and annual earnings per share, since many variables are involved which can effect this calculation, including expense levels, gross margins, share dilution rates and others, and 3.) the possibility that the Company will enter into an agreement to sell itself, recapitalize, or otherwise significantly alter its structure or business.

Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to:

 -- Prospects of the international markets and global economy given that Radyne Corporation depends heavily on international sales
 -- The outcome of the Company's strategic evaluation
 -- Risk factors and cautionary statements made in Radyne
    Corporation's Annual Report on Form 10-K for the period ended
    December 31, 2006.
 -- The effect that acts of international terrorism may have on Radyne
    Corporation's ability to ship products abroad.
 -- Other factors that Radyne Corporation is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements.

RADN-PR

CONTACT:  Radyne Corporation
          Malcolm Persen, Chief Financial Officer
          602-437-9620